APPENDIX A

As of November 13, 2023, the Trustees have established the following Series of the Trust:

Harbor Capital Appreciation Fund

Harbor Convertible Securities Fund

Harbor Core Bond Fund

Harbor Core Plus Fund

Harbor Disruptive Innovation Fund

Harbor Diversified International All Cap Fund

Harbor International Fund

Harbor International Compounders Fund

Harbor International Core Fund

Harbor International Growth Fund

Harbor International Small Cap Fund

Harbor Large Cap Value Fund

Harbor Mid Cap Fund

Harbor Mid Cap Value Fund

Harbor Small Cap Growth Fund

Harbor Small Cap Value Fund

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